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                                                                 Exhibit 5.1



                                             December 17, 1996



Aviation Distributors, Inc.
One Wrigley Drive
Irvine, California  92618

               Re:  Aviation Distributors, Inc.
                    Registration on Form SB-2
                    ---------------------------
Ladies and Gentlemen:

          We have acted as special counsel to Aviation Distributors, Inc., a Delaware corporation (the "Company"), in connection with the initial public offering by the Company of up to 1,150,000 shares (including 150,000 shares subject to an over-allotment option) (the "Shares") of the Company's Common Stock, par value $.01 per share (the "Common Stock").

          This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-B under the Securities Act of 1933, as amended (the "Act").

          In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form SB-2 (File No. 333-8061) as filed with the Securities and Exchange Commission (the "Commission") on July 12, 1996 under the Act, and Amendments No. 1, 2, 3 and 4 thereto, as filed by the Company with the Commission under the Securities Act on August 29, 1996, November 8, 1996, December 2, 1996, and December 17, respectively (such Registration Statement, as so amended, being hereinafter referred to as the "Registration Statement");
(ii) the form of the Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into between the Company, as issuer, and Cruttenden Roth Incorporated, as representatives of the several underwriters named

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Aviation Distributors, Inc.
December 17, 1996
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therein (the "Underwriters"), filed as an exhibit to the Registration Statement;
(iii) a specimen certificate representing the Common Stock; (iv) the Certificate of Incorporation of the Company, as presently in effect; (v) the By-Laws of the Company, as presently in effect; and (vi) certain resolutions of the Board of Directors of the Company and drafts of certain resolutions (the "Draft Resolutions") of the Board of Directors of the Company, in each case, relating to the issuance and sale of the Shares and related matters. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

          In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

          We express no opinion as to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware.

          Based upon and subject to the foregoing, we are of the opinion that when (a) the Draft Resolutions have been

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Aviation Distributors, Inc.
December 17, 1996
Page 3

adopted by the Board of Directors; (b) the price at which the Shares are to be sold to the Underwriters pursuant to the Underwriting Agreement and other matters relating to the issuance and sale of the Shares have been approved by the Board of Directors in accordance with the Draft Resolutions; (c) the Underwriting Agreement has been duly executed and delivered; and (d) certificates representing the Shares in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Common Stock as contemplated by the Underwriting Agreement, the issuance and sale of the Shares will have been duly authorized, and the Shares will be validly issued, fully paid and nonassessable.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                             Very truly yours,